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                             INDEX TO EXHIBITS

Exhibit
Number                              Exhibit
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  3.(i)   -   Articles of Incorporation of Sun Company, Inc., as restated
              and amended.

  3.(ii)  -   Sun Company, Inc. Bylaws, as amended July 5, 1990
              (incorporated by reference to Exhibit 3(b) of the Form SE filed March 15, 1991).

  4       -   Instruments defining the rights of security holders of long-
              term debt of the Company and its subsidiaries are not being filed since the total amount of securities authorized under each such instrument does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. The Company will provide the SEC a copy of any instruments defining the rights of holders of long-term debt of the Company and its subsidiaries upon request.

 10.1*    -   Long-Term Incentive Plan, as amended (incorporated by
              reference to Exhibit 10(c) of the Form SE filed March 15,
              1989).

 10.2*    -   Executive Retirement Plan, as amended September 6, 1991
              (incorporated by reference to Exhibit 10(d) of the Form SE filed March 13, 1992).

 10.3*    -   Directors' Deferred Compensation Plan as amended and
              restated, effective September 5, 1991 (incorporated by reference to Exhibit 10.5 of the Form SE filed March 11,
              1993).

 10.4*    -   Deferred Compensation Plan (incorporated by reference to
              Exhibit 10(e) of the Form SE filed March 20, 1986, File No.
              1-6841).

 10.5*    -   Pension Restoration Plan as amended and restated effective
              January 1, 1991 and amended September 6, 1991 (incorporated by reference to Exhibit 10(g) of the Form SE filed March 13,
              1992).

 10.6*    -   Special Executive Severance Plan (incorporated by reference to Exhibit 10(g) of the Form SE filed March 20, 1986, File
              No. 1-6841).

 10.7*    -   Executive Incentive Plan, as amended and restated, effective
              January 1, 1992 and revised November 5, 1992 (incorporated by reference to Exhibit 10.9 of the Form SE filed March 11,
              1993).

 10.8*    -   Sun Company, Inc. Savings Restoration Plan (incorporated by reference to Exhibit 10(j) of the Company's Annual Report on
              Form 10-K, as amended, for the fiscal year ended December 31,
              1987, File No. 1-6841).
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 10.9*    -   Sun Company, Inc. Savings Restoration Plan II, effective
              April 6, 1989 (incorporated by reference to Exhibit 10(k) of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1989).

 10.10*   -   Sun Company, Inc. Non-Employee Directors Retirement Plan
              (incorporated by reference to Exhibit 10(k) of the Company's
              Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1988, File No. 1-6841).

 10.11*   -   Sun Company, Inc. Deferred Compensation and Benefits Trust
              (incorporated by reference to Exhibit 10(l) of the Form SE filed March 15, 1989).

 10.12*   -   Sun Company, Inc. Retainer Stock Plan for Outside Directors,
              as amended and restated effective April 1, 1992 (incorporated by reference to Exhibit 10.14 of the Form SE filed March 11,
              1993).

 10.13*   -   Sun Company, Inc. Executive Long-Term Stock Investment Plan,
              as amended November 1, 1993.

 10.14*   -   Memorandum of Agreement between Alexander B. Trowbridge and
              Sun Company, Inc. (incorporated by reference to Exhibit 10.16 of the Form SE filed March 11, 1993).

 11       -   Statements re Sun Company, Inc. and Subsidiaries Computation
              of Per Share Earnings for the Years Ended December 31, 1993,
              1992 and 1991.

 12       -   Statement re Sun Company, Inc. and Subsidiaries Computation
              of Ratio of Earnings to Fixed Charges for the Year Ended
              December 31, 1993.

 13       -   Sun Company, Inc. 1993 Annual Report to Shareholders
              Financial Section.

 21       -   Subsidiaries of Sun Company, Inc.

 23       -   Consent of Independent Accountants.

 24.1     -   Power of Attorney executed by certain officers and directors of Sun Company, Inc.

 24.2     -   Certified copy of the resolution authorizing certain officers to sign on behalf of Sun Company, Inc.

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*These exhibits constitute the Executive Compensation Plans and
 Arrangements of the Company.